Exhibit 3.3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Instructions for Formation - Profit Corporation

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

TYPE or PRINT the following information and submit the filing with Customer Order Instruction Form and payment:

Please select the entity type at the top of the form that is being created and follow the instructions below applicable to the filing.

1. NAME OF ENTITY: A name appearing to be that of a natural person and containing a given name or initials must not be used as a corporate name except with the addition of a corporate ending such as Incorporated, Inc., Limited, Ltd., Company, Co., Corporation, Corp. or other words that identify it as not being a natural person.

The name selected must be distinguishable from the names of all other artificial persons formed, organized, registered or qualified pursuant to the provisions of this title that are on file in the Office of the Secretary of State. If it appears from the name and/or purpose of the entity being formed that it is to be regulated by the Financial Institutions Division, Insurance Division, State Board of Professional Engineers and Land Surveyors, State Board of Accountancy or Real Estate Division, the application will need to be approved by the regulating agency before it is filed with the Office of the Secretary of State.

NRS 78A entities: An entity name must be indicated within the title block to the form.

NRS 80 entities: Name must match as it is on file in home jurisdiction. A file stamped copy of the document most recently filed by the corporation in its home jurisdiction verifying the entity name and total authorized stock. If the name is not available for use a Modified Name Resolution form, electing a name to conduct business in Nevada may be submitted along with the Qualification to do Business in Nevada. (The Modified Name Resolution form is for electing a modified name for use in the state of Nevada, when the name of foreign corporation is not available for use or restricted word is denied by Nevada regulatory board.)

NRS 89 entities (Corporation): The corporate name must contain the last name of one or more of its current or former stockholders. The corporate name of a professional corporation must contain the words “Professional Corporation,” or the abbreviations of “Prof. Corp.,” or “P.C.,” or “PC,” or the word “Chartered,” or the abbreviation “Chtd.,” or the word “Limited,” or the abbreviation “Ltd.”

2. REGISTERED AGENT: Persons wishing to incorporate in the State of Nevada must designate a registered agent who resides or is located in this state. Every registered agent must have a street address in this state for service of process, and may have a separate Nevada mailing address such as a post office box, which may be different from the street address. Registered agent must sign certificate of acceptance within section 2. If the registered agent is unable to sign the Articles of Formation, submit a separate signed Registered Agent Acceptance form.

3. GOVERNING BOARD: Indicate whether the close corporation elects to be run by a board of directors. If so, set forth their names and addresses. Use a separate 8 ½ x 11 sheet as necessary for additional directors. Directors must be at least 18 years of age.

Revised: 8/1/2023

4. NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS/TRUSTEES, OR STOCKHOLDERS: NRS 78, NRS 78A and NRS 89: State the names and addresses of the first governing board. Use a separate 8 ½ x 11 sheet as necessary for additional members. The governing board must be that of a natural person who is at least 18 years of age.

NRS 89, Professional Corporation: A certificate from the regulating board of the profession to be practiced showing that each of the directors, and each of the stockholders who is a natural person, is licensed to practice the profession must be attached.

5. JURISDICTION OF FORMATION: The name of the jurisdiction of its incorporation or the governmental acts or other instrument of authority by which the corporation was created and declare that the corporation is in good standing in the jurisdiction of its formation.

6. BENEFIT CORPORATION: By selecting “Yes” you are indicating that the corporation is organized as a benefit corporation organized pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed within its formation filing.

7. PURPOSE/PROFESSION TO BE PRACTICED: The purpose is required for entities pursuant to NRS 80. Professional Corporation pursuant to NRS 89 must indicate the profession to be practiced. A corporation that has indicated to be a Benefit Corporation is required to state the purpose, please refer to NRS 78B for additional information.

8. AUTHORIZED SHARES: State the number of shares the corporation shall have the authority to issue with par value and its par value in appropriate space provided. State the number of shares without par value in the space provided for shares without par value.

NRS 80: Foreign corporations must file with the same amount of authorized shares indicating par value (if any) as what is on file in the home jurisdiction.

9. OFFICER MAKING STATEMENT: Name and signature of the officer(s) or authorized person(s) making the statement for the filing for the foreign corporation is required. Additional 8 ½ x 11 white sheet will be necessary if more than 1 person.

10. INCORPORATOR: Name and address of the incorporator(s) are required. Each incorporator must sign. Additional 8 ½ x 11 white sheet will be necessary if more than 1 incorporator. NRS 89 entities: Each person organizing the corporation must, except as otherwise provided in subsection 2 of NRS 89.050, be authorized to perform the professional service for which the corporation is organized.

Revised: 8/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

- [X] NRS 78 - Articles of Incorporation Domestic Corporation
- [ ] NRS 80 - Foreign Corporation
- [ ] NRS 89 - Articles of Incorporation Professional Corporation
- [ ] NRS 80 - Foreign Corporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ____ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Gaxos.ai Inc.

2. Registered Agent for Service of Process: (Check only one box)

- [X] Commercial Registered Agent:(name only below)
- [ ] Noncommercial Registered Agent (name and address below)
- [ ] Office or Position with Entity (title and address below)

SPI Agent Solutions, Inc.
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address	City	State	Zip Code
4825 Nevoso Drive Suite 2&3	Las Vegas	Nevada	89103

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X ____ Date: ________

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☒ Yes **OR** ☐ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Country	Street Address	City	State	Zip/Postal Code
1)	Vadim Mats		101 Eisenhower Pkwy	Roseland	NJ	07068
2)	Adam Holzer	USA	101 Eisenhower Pkwy	Roseland	NJ	07068
3)	Alex Kisin	USA	101 Eisenhower Pkwy	Roseland	NJ	07068

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 5/22/2024

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue **NRS 80:** Must include copy of the most recently filed in home jurisdiction setting forth the authorized stock of the corporation.)	Please indicate the break down of all corporate shares and the par value. Number of Authorized shares with Par value: 55000000 Par value: $ 0.0001000000 Number of Common shares with Par value: 50,000,000 Par value: $ 0.0001000000 Number of Preferred shares with Par value: 5,000,000 Par value: $ 0.0001000000 Number of shares with no par value: **Foreign Corporations, NRS 80 only:** ☐ This is a corporation is a unlimited stock corporation ☐ This is a corporation is a non-stock corporation. If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Emily Mastoloni Country: USA Address: 30 Rockefeller Plaza City: New York State: NY Zip/Postal Code: 10112 X /s/ Emily Mastoloni (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article 4 (Continued) Name and Addresses of the Board of Directors

Scott A. Grayson
101 Eisenhower Pkwy
Roseland, NJ 07068

See attached Annex A which is incorporated by reference herein.

This form must be accompanied by appropriate fees.

Page 2 of 2 Revised: 5/21/2024

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

Gaxos.ai Inc.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

- [X] Corporation
  - [X] This corporation is publicly traded, the Central Index Key number is: 0001895618
- [ ] Nonprofit Corporation (see nonprofit sections below)
- [ ] Limited-Liability Company
- [ ] Limited Partnership
- [ ] Limited-Liability Partnership
- [ ] Limited-Liability Limited Partnership (If formed at the same time as the Limited Partnership)
- [ ] Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

- [ ] 001 - Governmental Entity
- [ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

- [ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

- [ ] Unit-owners' Association
- [ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box**

Does the Organization intend to solicit charitable or tax deductible contributions?

- [ ] No – no additional form is required
- [ ] Yes – the “Charitable Solicitation Registration Statement” is required.
- [ ] The Organization claims exemption pursuant to NRS 82A.210 - the “Exemption From Charitable Solicitation Registration Statement" is required

**** Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

Page 1 of 2
Revised: 8/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Officers, Managers, Members, General Partners, Managing Partners or Trustees: CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: Title: Chief Executive Officer Vadim Mats USA Name Country 101 Eisenhower Parkway, Suite 300 Roseland NJ 07068 Address City State Zip/Postal Code CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF: Title: Secretary Vadim Mats USA Name Country 101 Eisenhower Parkway, Suite 300 Roseland NJ 07068 Address City State Zip/Postal Code CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF: Title: Chief Financial Officer Name Country 101 Eisenhower Parkway, Suite 300 Roseland NJ 07068 Address City State Zip/Postal Code CORPORATION, INDICATE THE DIRECTOR: Vadim Mats USA Name Country 101 Eisenhower Parkway, Suite 300 Roseland NJ 07068 Address City State Zip/Postal Code None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X Vadim Mats Chief Executive Officer 02/27/2025 Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Title Date Trustee, Member, Owner of Business, Partner or Authorized Signer FORM WILL BE RETURNED IF UNSIGNED.

Annex A

ARTICLE TENTH

CAPITAL STOCK

The corporation is authorized to issue 55,000,000 shares of capital stock, of which 50,000,000 shares are authorized as common stock, par value $0.0001 per share (“Common Stock”) and 5,000,000 are authorized as preferred stock, par value $0.0001 per share (“Preferred Stock”).

(A) Common Stock. A statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect to the shares of Common Stock is as follows:

(i) Dividends. The board of directors (the “Board of Directors” or “Board”) of the corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared on the Common Stock, whether payable in cash, in property or in shares of stock or other securities of the corporation, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them, in such dividends.

(ii) Liquidation Rights. Subject to the terms of any resolution or resolutions adopted by the Board of Directors pursuant to Section B of this ARTICLE TENTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in all remaining assets of the corporation available for distribution to its stockholders.

(iii) Voting Rights. Except as otherwise provided in these Articles of Incorporation or required by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to these Articles of Incorporation (including any resolution adopted pursuant to Section B of this ARTICLE TENTH relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any resolution adopted pursuant to Section B of this ARTICLE TENTH relating to any series of Preferred Stock).

(B) Preferred Stock. The Board of Directors is authorized, subject to any limitation prescribed by law, to adopt one or more resolutions to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to applicable Nevada law to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote thereon.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting the series and the distinctive designation of the series;

(ii) The dividend rate (or the method of calculation of dividends) on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

(iii) Whether the series shall have voting rights, in addition to the voting rights required by law, and if so, the terms of such voting rights;

(iv) Whether the series shall have conversion rights, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) Whether or not the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, as the case may be, including the date or dates upon or after which they shall be redeemable or exchangeable, as the case may be, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of the series; and

(viii) Any other relative rights, preferences, powers and limitations of that series.

Except for any difference so provided by the Board of Directors, the shares of Preferred Stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation.

ARTICLE ELEVENTH

DIRECTORS

(A) Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the whole Board, provided that the number of directors shall not be less than three (3).

(B) Term of Directors. The Board of Directors shall have power to elect each additional director to hold office until the next annual meeting of stockholders and until their successor is elected and qualified or their earlier death, resignation or removal pursuant to paragraph (D) of this ARTICLE ELEVENTH. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

(C) Vacancies. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office and entitled to vote thereon, though less than a quorum, or by a sole remaining director entitled to vote thereon, and not by the stockholders of the corporation. Any director so chosen shall hold office until his or her successor shall be elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office. Any decrease in the number of directors shall take effect at the time of such action by the Board only to the extent that vacancies then exist; to the extent that such decrease ex-ceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of direc-tors at the next succeeding annual meeting of the stockholders. If the office of any director becomes vacant, by reason of death, resignation, disqualification or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or their earlier resignation or removal.

(D) Resignation or Removal. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office, but only for cause, by a vote of stockholders representing not less than 66 and 2/3% of the voting power of the issued and outstanding Common Stock (or, if any holders of Preferred Stock then outstanding are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock) entitled to vote at an annual or special meeting of the stockholders duly noticed and called in accordance with the bylaws. Any director may resign at any time by giving written notice of their resignation to the Board. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein.

(E) No Written Ballot. Elections of directors need not be by written ballot unless the bylaws shall so provide.

ARTICLE TWELFTH

EXISTENCE

The corporation is to have perpetual existence.

ARTICLE THIRTEENTH

PURPOSE

The corporation is formed for the purpose of engaging in any lawful activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE FOURTEENTH

STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

(A) Stockholder Action by Written Consent. Except as otherwise provided with respect to a series of Preferred Stock in a resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE TENTH, any action required or permitted to be taken by the stockholders must be effected at a duly called meeting of such stockholders upon prior notice in the manner required by the bylaws.

(B) Special Meetings. Special meetings of stockholders shall be held at such place, either within or without the State of Nevada, and at such time and on such date as shall be determined by the Board and stated in the corporation’s notice of the meeting, provided that the Board may, in its sole discretion, determine that the special meeting shall not be held at any place, but may instead be held solely by means of electronic communication pursuant to the corporation’s bylaws. Special meetings of the stockholders for any purpose or purposes shall be called by the Secretary of the corporation at the written request by a majority of the whole Board, by the Chairman of the Board of Directors or by the President of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice. Except as otherwise restricted by the Articles of Incorporation or applicable law, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE TENTH, special meetings of holders of such Preferred Stock.

ARTICLE FIFTEENTH

LIABILITY

The personal liability of all directors, stockholders and officers of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the NRS and particularly Section 78.747 therefor, as the same may be amended or supplemented.

ARTICLE SIXTEENTH

INDEMNIFICATION

The corporation shall, to the fullest extent permitted by the provisions of Section 78.751 of the NRS, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any bylaw, agreement, vote of stockholders and disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding such office, and shall continue as to persons who have ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such persons. The corporation shall pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or providing as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the corporation may be entitled under any contract or otherwise by law.

ARTICLE SEVENTEENTH

SECURITIES

No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether nor or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE EIGHTEENTH

AMENDMENT TO ARTICLES

The corporation reserves the right to amend, alter, change or repeal and provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by these Articles of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

ARTICLE NINETEENTH

BYLAWS

The Board of Directors shall adopt the initial bylaws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the bylaws, or to adopt new bylaws, except as otherwise may be specifically provided in the bylaws.

ARTICLE TWENTIETH

MANDATORY FORUM FOR ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for each of the following: (a) any derivative action or proceeding brought in the name or right of the corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A or any provision of these Articles of Incorporation or the bylaws of the corporation or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of these Articles of Incorporation or the bylaws of the corporation. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE TWENTIETH.

ARTICLE TWENTY-FIRST

SPECIAL PROVISIONS REGARDING DISTRIBUTIONS

Notwithstanding anything to the contrary in these Articles of Incorporation or the bylaws, the corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

ARTICLE TWENTY-SECOND

INAPPLICABILITY OF COMBINATIONS WITH INTERESTED STOCKHOLDERS STATUTES

At such time, if any, as the Corporation becomes a “resident domestic corporation” (as defined in NRS 78.427), the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statutes.